EXHIBIT 99.1

                                                              Contact:
[Impath logo]                                                 Iris D. Daniels
                                                              IMPATH Inc.
                                                              Investor Relations
                                                              (212) 698-0300

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                                  News Release
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FOR IMMEDIATE RELEASE

                IMPATH ENTERS INTO NATIONAL AGREEMENT WITH HUMANA

NEW YORK, NEW YORK, MARCH 11, 2004 - IMPATH INC. (OTC: IMPHQ.PK) announced today that it has entered into a multi-year Provider Participation Agreement with Humana Inc. (NYSE: HUM) that adds IMPATH to Humana's nationwide network of physicians, hospitals and other healthcare professionals. Under the agreement, IMPATH will provide its full suite of cancer diagnostic and prognostic services to members of all of Humana's commercial and government-sponsored health plans including its Medicare Advantage offerings. Specific terms of the agreement were not disclosed.

      "After serving members of Humana's national PPO network, called the ChoiceCare Network, for several years, we are very pleased to be expanding our in-network relationship to now include all of Humana's medical membership," said Carter Eckert, Chairman and Chief Executive Officer of IMPATH. "Under this national contract, Humana members and contracted physician providers will now have greater access to IMPATH's comprehensive cancer diagnostic and prognostic services, permitting IMPATH to continue to fulfill its goal of improving the lives of cancer patients."

      "Humana is well aware of the value of specialized analyses to facilitate more effective disease management and better patient care. The inclusion of IMPATH in our network of providers is consistent with Humana's commitment to offer our members access to high-quality healthcare services," said Freda Hogan, Director of National Contracting for Humana Inc.

ABOUT HUMANA

Humana Inc., headquartered in Louisville, Kentucky, is one of the nation's largest publicly traded health benefits companies, with approximately 6.8 million medical members located primarily in 18 states and Puerto Rico. Humana offers coordinated health insurance coverage and related services - through traditional and Internet-based plans - to employer groups, government-sponsored plans and individuals. More information regarding Humana is available via the Internet at www.humana.com.

ABOUT IMPATH

IMPATH is in the business of improving outcomes for cancer patients. The Company is a leading source of cancer information and analyses with a database of over 1 million patient profiles. IMPATH Physician Services uses sophisticated technologies to provide patient-specific cancer diagnostic and prognostic information to more than 9,000 pathologists and oncologists in over 2,400 hospitals and oncology practices. Utilizing its comprehensive resources, IMPATH Predictive Oncology serves genomics, biotechnology and pharmaceutical companies involved in developing new therapeutics targeted to specific, biological characteristics of cancer.



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
                                                              Contact:
[Impath logo]                                                 Iris D. Daniels
                                                              IMPATH Inc.
                                                              Investor Relations
                                                              (212) 698-0300

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                                  News Release
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This press release may contain statements that the Company believes are, or may be considered to be, "forward-looking statements" within the meaning of various provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as the Company "believes," "expects," "anticipates," "intends," "plans," "foresees" or other similar words or phrases. Similarly, statements that describe the Company's projected growth and goals and its plans for expansion also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties, many of which are outside of management's control, and which could cause the Company's actual results to differ materially from those contemplated by the relevant forward-looking statement. Some of the most significant factors that could cause the actual results to differ materially from the forward-looking statements, alone or in combination, would be the results of the current investigation into accounting irregularities and discrepancies, the adverse impact on the Company's liquidity that could result from actions of the Company's senior secured lenders, the outcome of any legal proceeding or any SEC investigation relating to the Company, any adverse response of any of the Company's vendors, customers, media and others relating to the Company's financial statements and accounting processes, policies and procedures, and significant employee or management departures.

In addition to the foregoing, additional factors could be the failure to continue to successfully integrate the businesses acquired by the Company, unanticipated disagreements with the Company's joint venture or other partners, unanticipated changes in the healthcare industry (as a result of cost containment measures, changes in governmental regulation, including reimbursement programs and patient confidentiality issues, or other factors), the adverse effect of any legal proceedings involving the Company, an unanticipated failure in the commercialization of the Company's biopharmaceutical products, the ability to maintain sufficient liquidity during the Chapter 11 cases, the outcome of the Chapter 11 cases, including any sale, restructuring or reorganization efforts, or an unanticipated loss of business. In addition, the September 11, 2001 terrorist attacks and change in international political conditions as a result of these events may continue to affect the United States and the global economy and increase other risks.

Readers are urged to consider all of these factors carefully in evaluating the forward-looking statements. The forward-looking statements included in this press release are made only as of the date of this press release and the Company undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

Contact: Iris D. Daniels, Vice President, Investor Relations and Corporate Communications, IMPATH Inc., (212) 698-0300 idaniels@impath.com



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